UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/26/2005

Cambridge Display Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of Principal Executive Offices, Including Zip Code)

011 44 1954 713600
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.02.    Termination of a Material Definitive Agreement

On September 26, 2005, six officers of Cambridge Display Technology, Inc. waived an aggregate of 365,447 stock options with exercise prices of between $17.82 and $27.60.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 26, 2005, Cambridge Display Technology, Inc., or CDT, appointed Daniel Abrams as Chief Financial Officer.

Mr. Abrams, 49, was previously Finance Director of Xenova Group plc, a post he held from 1997. He brings with him a broad range of strategic and operational experience in finance and legal management, having been Vice President, Finance, Asia and Africa Division at PepsiCo, where his responsibilities included Finance, IT and Treasury functions. Prior to PepsiCo, he was Group Head of Corporate Finance and Strategy at Diageo plc where he was directly involved in leading more than fifty acquisitions. Daniel is a graduate in Law from Sidney Sussex College, University of Cambridge and a qualified Chartered Accountant.

Cambridge Display Technology Limited, a subsidiary of CDT, and Mr. Abrams have entered into an employment agreement which appears as Exhibit 10.1 to this current report on Form 8-K. CDT and Mr. Abrams have entered into an indemnification agreement in the form previously filed on November 23, 2004 as Exhibit 10.47 to Amendment No 3 to CDT's Registration Statement on Form S-1.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: September 26, 2005.	By:	/s/ Michael Black
Michael Black
Vice-President, Finance

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment contract between Daniel Abrams and Cambridge Display Technology
EX-99.1	Schedule of Waived Options